UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  April 8, 2010

Commission file number 0-21513

DXP Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7272 Pinemont, Houston, Texas 77040	(713) 996-4700
(Address of principal executive offices)	Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINATIVE AGREEMENT

On April 1, 2010, DXP Enterprises, Inc. (“DXP”) entered into an Asset Purchase Agreement with Quadna, Inc. (“Quadna”) pursuant to which DXP acquired substantially all the assets of Quadna.  The purchase price included $10 million in promissory notes which are convertible into shares of DXP common stock.  To comply with NASDAQ listing requirements, the notes have been modified to limit the maximum number of shares which could be issued upon conversion. The revised notes are convertible into the number of shares of DXP’s common stock, determined by dividing the principal amount of the notes by the lower of (y) $15.145 or (z) the per share average of the daily closing prices of DXP’s common stock for the thirty (30) consecutive trading days on the NASDAQ Stock Exchange immediately preceding the conversion notice required in the notes (provided said average price per share price shall never be less than Five and No/100 Dollars ($5.00) per share for the purposes of the calculation of the number of shares to be issued).  The Asset Purchase Agreement and each of the convertible notes are filed as exhibits to this report.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are included herein:

10.1
Asset Purchase Agreement, dated as of April 1, 2010, whereby DXP Enterprises, Inc. acquired the assets of Quadna (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 5, 2010).

10.2	Convertible Promissory Note dated April 1, 2010 in the amount of $3,400,000.00.

10.3	Convertible Promissory Note dated April 1, 2010 in the amount of $2,100,000.00.

10.4	Convertible Promissory Note dated April 1, 2010 in the amount of $4,500,000.00.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DXP ENTERPRISES, INC.
(Registrant)

By:  /s/Mac McConnell
           Mac McConnell
           Senior Vice President/Finance and Chief Financial Officer

Dated: April 8, 2010